EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHURCH & DWIGHT CO., INC.

FIRST: The name of the corporation is:

CHURCH & DWIGHT CO., INC.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is as follows:

(a) To manufacture, buy, sell, import, export, deal in and use chemicals, grocery products, food products, drugs, cleaners, detergents, water softeners, disinfectants, and consumer or industrial products of every nature and description; and

(b) To conduct any lawful business; to exercise any lawful purpose or power; and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

The foregoing clause of this Article THIRD shall be construed as purposes, objects and powers. The enumeration of specified purposes, objects and powers shall not be construed to exclude, limit or restrict in any manner, any power, right or privilege given to the Corporation by law, or to limit or restrict the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed, it being the intent of this Article THIRD that this Corporation shall have and may exercise all the powers now or which hereafter may be conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law.

Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law, but the occurrence within any of the foregoing clauses of any purpose, power or object prohibited by the laws of the State of Delaware or any other state, or of any territory, dependency or foreign country, in which the Corporation may carry on business, shall not invalidate any other purpose, power or object not so prohibited, by reason of its contiguity or apparent association therewith.

FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 602,500,000 shares of two classes. 600,000,000 shares shall be Common Stock at $1.00 par value per share, and 2,500,000 shares shall be Preferred Stock, at $1.00 par value per share.

(b) A holder of Common Stock shall, be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

(c) The class of Preferred Stock may be divided into and issued in one or more series as follows:

Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, fully or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed herein and in a resolution or resolutions providing for the issue of such series adopted by a two-thirds vote of the entire Board of Directors of the Corporation.

The Board of Directors of the Corporation is hereby expressly authorized, by a two-thirds vote of the entire Board, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights and preferences, and the qualifications, limitations, or restrictions thereof, of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.

The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

(1) The designation of such series;

(2) The number of shares initially constituting such series;

(3) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

(4) The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and (x) if such dividends are payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, the terms and conditions of such payment, and (y) if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

(5) Whether or not the shares or such series shall be redeemable, and, if such shares shall be redeemable, the designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, and the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount period share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

(6) The amount payable on the shares in the event of the dissolution of, or upon any distribution of the assets of, the Corporation;

(7) Whether or not the shares of such series may be convertible into, or exchangeable for, shares of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

(8) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more (or less) than one vote per share;

(9) Whether or not a purchase fund shall be provided for the shares of such series, and if such a purchase fund shall be provided, the terms and conditions thereof;

(10) Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and if such a sinking fund shall be provided, the terms and conditions thereof; and

(11) Any other powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, which shall not be inconsistent with the provisions of this Article FOURTH or the limitations provided by law.

(d) No stockholder shall have any preemptive right to subscribe to any shares of stock of the Corporation of any class or series thereof, now or hereafter authorized, or any security convertible into such stock.

(e) Every reference in this Certificate of Incorporation or in the By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

FIFTH: (a) The number of directors of the Corporation shall not be less than three nor more than fifteen, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Such exact number shall be 10 until otherwise determined by resolution adopted by affirmative vote of a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

(b)  Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. For so long as there are three classes of directors, each class shall consist as nearly equal in number (as determined by the Board of Directors) as the then total number of directors constituting the entire Board permits. Notwithstanding the foregoing, subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, commencing with the 2019 annual meeting of stockholders, the directors shall be divided into two classes, with the successors of the directors whose terms expire at that meeting being elected for a one-year term expiring at the 2020 annual meeting of stockholders; commencing with the 2020 annual meeting of stockholders, there shall be a single class of directors, with the successors of the directors whose terms expire at that meeting being elected for a one-year term expiring at the 2021 annual meeting of stockholders; and commencing at the 2021 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected for one-year terms expiring at the next annual meeting of stockholders. For the avoidance of doubt, the directors elected at the 2018 annual meeting of stockholders will serve for a term expiring at the 2021 annual meeting of stockholders; the directors who were elected at the 2017 annual meeting of stockholders will serve for a term expiring at the 2020 annual meeting; and. the directors who were elected at the 2016 annual meeting of stockholders will serve for a term expiring at the 2019 annual meeting.

(c) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his, her or their term of office, with or without cause, by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class; provided, however, if a director’s term was scheduled at the time of its commencement to extend beyond the next succeeding annual meeting of stockholders of the

Corporation, such director may be removed only for cause and only by the affirmative vote of the holders of record of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.  If any director shall be removed by the stockholders pursuant to this paragraph, the stockholders of the Corporation may, at the meeting at which such removal is effected, fill the resulting vacancy by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors. If the vacancy is not filled by the stockholders, the vacancy may be filled by the affirmative vote of two-thirds of the directors then in office, although less than a quorum. Any newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office, although less than a quorum. Any directors chosen pursuant to the provisions of this paragraph shall hold office until the next election of the class, if any, for which such director shall have been chosen and until their successors shall be elected and qualified.

(d) Notwithstanding any of the foregoing provisions of this Article FIFTH, each director shall hold office until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, or be removed in accordance with this Article.

SIXTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a) To make, alter or repeal the By-Laws of the Corporation;

(b) To set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish such reserve.

SEVENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

(b)(1) Right of Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition as authorized by the Board of Directors; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director, officer, employee or agent of the Company in his or her capacity as such in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent of the Company, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent of the Company is not entitled to be indemnified under this Section or otherwise.

(2) Right of Claimant to Bring Suit. If a claim under subparagraph (b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

EIGHTH: (a) The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

(b) No action by the stockholders of the Corporation may be taken otherwise than at the annual or special meeting of stockholders.

NINTH: (a) Except as otherwise provided in paragraph (b) of this Article NINTH, the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in elections of directors shall be required at a meeting of stockholders (held in accordance with the provisions of this Certificate of Incorporation and the By-Laws of the Corporation) to adopt, authorize, or approve any of the following actions:

(1) A merger or consolidation by the Corporation with any corporation, other than a merger or consolidation with a wholly-owned, direct or indirect subsidiary of the Corporation in a transaction which this Corporation is the surviving corporation and in which all stockholders of this Corporation retain the same proportional voting and equity interests in the Corporation which they had prior to the consummation of the transaction; and

(2) Any sale, lease, exchange or other disposition, other than in the ordinary course of business (in a single transaction or in a related series of transactions) to any other corporation, person or other entity of any substantial assets of the Corporation, or the voting of any shares of any direct or indirect subsidiary, by proxy, written consent or otherwise, to permit such sale, lease, or other disposition by any direct or indirect subsidiary of the Corporation. For purposes of this Article NINTH, “substantial assets” shall mean assets in excess of twenty-five percent (25%) of the value of the gross assets of the Corporation on a consolidated basis, at the time of the transaction to which this definition relates, as determined by the Board of Directors.

(b) If any action referred to above in paragraph (a) has first been approved by resolution adopted by not less than two-thirds of the directors then in office, subject to any additional approval of stockholders required under applicable law, such action may be adopted, authorized, or approved by a majority of the votes cast by holders of shares of the Corporation entitled to vote thereon.

TENTH: (a) A special meeting of stockholders may be called at any time for any purpose or purposes by the Chairman of the Board or the Chief Executive Officer, or at the request of either of them or at the request of a majority of the directors then in office, by the Secretary of the Corporation. Subject to the applicable provisions of the By-Laws, a special meeting of stockholders shall be called by the Secretary of the Corporation at the written request of one or more stockholders of record who have continuously owned, for at least one year prior to the date of delivery of their special meeting request, shares representing in the aggregate at least twenty-five percent (25%) of the Corporation’s outstanding shares of common stock.

(b) To be properly brought before an annual meeting of stockholders, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must comply with the applicable provisions of the By-Laws.